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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   DATE OF REPORT           FEBRUARY 26, 1997

                                   CU BANCORP

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA                 0-11008           95-3657044
         (STATE OR OTHER            COMMISSION        IRS TAX
         JURISDICTION OF            FILE NUMBER       IDENTIFICATION NO.
          INCORPORATION)

                16030 Ventura Boulevard, Encino, California 91436
               (Address of Principal Executive Offices) (Zip Code)


                                       N/A
          (former name or former address if changed since last report)



Registrant's telephone number, including area code   (818) 907-9122



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Item 1.  Changes In Control of Registrant.

       Not Applicable

Item 2.  Acquisition or Disposition of Assets.

       Not Applicable

Item 3.  Bankruptcy or Receivership

       Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

       Not Applicable

Item 5.  Other Events

a)

On February 24, 1997, the Registrant and Bancorp Hawaii, Inc., entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), providing for the merger of the Registrant, CU Bancorp with and into Bancorp Hawaii, Inc., ("BHI") with BHI to be the surviving company. The transaction is subject to, among other customary conditions, regulatory approval and approval of the shareholders of Registrant. CU Bancorp is the parent of California United Bank which will become a subsidiary of BHI as a result of the transaction.

The transaction is intended to be tax-free to CU Bancorp shareholders with respect to the BHI stock received. In the merger CU Bancorp common stock ("CU Stock") will be converted into rights to receive $15.34 per share in cash and/or BHI common stock ("BHI Stock"), as more fully described below. Pursuant to an election procedure set forth in the Merger Agreement shareholders shall have the ability to elect cash or stock or some combination thereof. At least 60% and not more than 80% of the CU Stock must be converted into BHI Stock.

Pursuant to the Merger Agreement, each outstanding share of CU Stock (other than dissenting shares and CU Stock held by BHI under certain circumstances) shall be converted into the right to receive, at the election of the holder thereof, either (i) a fraction of a share of BHI Stock equal to the quotient (the "Exchange Ratio") of: (a) $15.34 divided by the (b) the average price of BHI Stock over a 20 day trading period prior to the merger and ending three trading days before the merger; provided in the event the price so calculated shall be more than $51.03125, the Exchange Ratio shall be .3006


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and in the event that the price so calculated shall be less than $37.71875, the
Exchange Ratio shall be .4067; or (ii) cash in the amount of $15.34.

To the extent that elections for BHI Stock or cash are made for more or less than the maximums/minimums set forth above, shares of BHI Stock and the cash consideration will be distributed on a pro rata basis, except that holders of less than 100 shares of CU Stock may be required to accept cash only.

The transaction is terminable upon a number of events more completely described in the Merger Agreement. Among those conditions, the Agreement is terminable by CU Bancorp or BHI if the Closing Price of BHI Stock for any period of ten consecutive trading days prior to the merger is less than $35.50. It is a condition to completion of the transaction that California United Bank's "core" deposits (total deposits less certain Certificates of Deposit) do not decline to less than $605 Million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Additional Information concerning the Merger Agreement and the transactions contemplated thereby is contained in the press release dated February 24, 1997, attached hereto as Exhibit 99.2 and incorporated herein by reference.

b)

In connection with the Merger Agreement, the Registrant and BHI have entered into a Stock Option Agreement dated as of February 24, 1997, pursuant to which the Registrant has granted BHI the right to purchase up to 19.9% of CU Bancorp's outstanding stock at a purchase price of $13 per share. This option is exercisable upon the occurrence of certain events described therein relating generally to the acquisition of the Registrant by a third party.

The foregoing description is qualified in its entirety by reference to the Stock Option Agreement a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

c)

It is a condition to BHI's obligations under the Merger Agreement, that the directors of the Registrant shall have delivered to BHI Shareholder's Agreements acceptable to BHI in substantially the form of Exhibit 99.3 attached hereto and made a part hereof.


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The statements in the preceding paragraph constitute forward-looking statements
(within the meaning of the Private Securities Litigation Reform Act of 1995). These and any other forward-looking statements made by the Registrant as to the transaction involve significant risks and uncertainties. Actual results may differ materially from the anticipated results or other expectations expressed in any such forward-looking statements. Factors that might cause such differences include general economic conditions, legislation or regulatory changes that adversely affect the businesses of the Registrant or BHI, significant increase of competitive pressure among depository institutions, market or other factors which could adversely impact the market price of BHI Stock or CU Stock, or changes in economic, marketing or other factors which could negatively affect the Registrant's deposit base. Further information on other factors which could affect the future financial results of the Registrant is included in other filings by the Registrant with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements

         Not Applicable

(b) Pro Forma Financial Statements

         Not Applicable

(c) Exhibits

         2.1    Agreement and Plan of Reorganization dated February 24, 1997

         99.1   Stock Option Agreement dated February 24, 1997

         99.2   Press Release Dated February 24, 1997.

         99.3   Form of Shareholder's Agreement

  Item 8.  Change in Fiscal Year.

         Not Applicable

  Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Not Applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 1997

         CU BANCORP

         /s/ ANITA Y. WOLMAN
         --------------------------------------------------------
             Anita Y. Wolman, Senior Vice President and
             General Counsel


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                              EXHIBIT INDEX TO 8-K

EXHIBIT NO.        EXHIBIT

2.1                Agreement and Plan of Reorganization dated February 24, 1997

99.1               Stock Option Agreement dated February 24, 1997

99.2               Press Release dated February 24, 1997

99.3               Form of Shareholder's Agreement


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